Exhibit 99.1


                 AMERICAN SOIL TECHNOLOGIES AND UTEK CORPORATION
                          ANNOUNCES STRATEGIC ALLIANCE

PACOIMA CALIF. -OCTOBER 4, 2005- American Soil Technologies, Inc. (OTCBB:SOYL), a leading supplier of super-absorbent polymer soil amendments and other related products in the turf, retail, horticulture and agricultural markets, announced today the signing of a strategic alliance agreement with UTEK Corporation (AMEX:UTK; LSE-AIM:UTKA), an innovative technology transfer company.

Carl Ranno, President and CEO of American Soil Technologies, states, "Our company prides its self in expanding our technologies and delivering shareholder value and this Strategic Alliance with UTEK will aid us in accomplishing our corporate initiatives. UTEK will play a significant role in delivering leading edge technologies in the agricultural and horticultural industries to our Company."

Doug Schaedler, Chief Operating Officer of UTEK Corporation, stated, "UTEK looks forward to working with American Soil Technologies, Inc. to identify and potentially transfer proprietary technologies that will be synergistic with their core business."

Through its Strategic Alliance agreements, UTEK assists companies in enhancing their new product pipeline with the acquisition of proprietary intellectual capital from universities and laboratory research centers. These Strategic Alliance Agreements are generally cancelable by either party with thirty days written notice.

ABOUT AMERICAN SOIL TECHNOLOGIES INC.

American Soil Technologies develops, manufactures and markets technology that decreases the need for water in agriculture and other plant-growing environments while increasing crop yield and reducing the environmental damage caused by common farming practices. The company has an exclusive license to two method patents with cross-linked and linear polymers as their basis. The company also holds four patents on a new machine, the M-216 Polymer Injector, designed to install its liquid products in mature turf as well as some standing crops. For more about American Soil Technologies, please visit its website at www.americansoiltech.com.

ABOUT UTEK CORPORATION

UTEK(R) is a leading, market-driven technology transfer company that enables companies to rapidly acquire innovative technologies from universities and research laboratories worldwide. UTEK facilitates the identification and then finances the acquisition of external technologies for clients in exchange for their equity securities. This unique process is called U2B(R). In addition to its U2B(R) service, UTEK offers both large and small capitalization companies the tools to search, analyze and manage university intellectual properties. UTEK has operations in the United States, United Kingdom and Israel. For more information about UTEK, please visit its website at www.utekcorp.com.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can generally be identified as such because the context of the statement will include words, such as UTEK or American Soil Technologies "expects," "should," "believes," "anticipates" or words of similar import. Similarly, statements that describe UTEK's or American Soil Technologies' future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of UTEK or American Soil Technologies, as appropriate, and the valuation of UTEK's investment portfolio, which could cause actual results to differ materially from those currently anticipated. Although UTEK and American Soil Technologies
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believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, they cannot give any assurance that their expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements, and some of these factors are discussed below. These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. These forward-looking statements are only made as of the date of this press release and both UTEK and American Soil Technologies do not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

UTEK's operating results could fluctuate significantly due to a number of factors. These factors include the small number of transactions that are completed each quarter, the value of individual transactions, the timing of the recognition and the magnitude of unrealized gains and losses, UTEK's dependence on the performance of companies in its portfolio, the possibility that advances in technology could render the technologies it has transferred obsolete, the loss of technology licenses by companies in its portfolio, the degree to which it encounters competition in its markets, the volatility of the stock market and the volatility of the valuations of the companies it has invested in as it relates to its realized and unrealized gains and losses, the concentration of investments in a small number of companies, as well as other general economic conditions. As a result of these and other factors, current results may not be indicative of UTEK's future performance. For more information on UTEK and for a more complete discussion of the risks pertaining to an investment in UTEK, please refer to UTEK's filing with the Securities and Exchange Commission.

CONTACT:
Crosscheck Capital (Investor Relations)
Alex Johnston, 866-214-5833
info@crosscheckcapital.com


UTEK Corporation
Nicole Tyson
813-754-4330, ext. 231